Exhibit 10.13

ALLIANT ENERGY
Form of Relocation Reimbursement Agreement

Instructions: In order to receive Relocation Benefits, this Relocation Reimbursement Agreement must be signed prior to your anticipated start date.

Employee Name (hereinafter “Employee”):
Anticipated Start Date:

This agreement is effective on the date you electronically sign the agreement. It is between an individual, Employee, and the Alliant Energy entity who will be Employee’s employer (i.e., Alliant Energy Corporate Services, Interstate Power and Light Company, or Wisconsin Power and Light Company) (hereinafter “Employer”).
Employee’s new position with the Employer is:
Employer has agreed to these relocation benefits (minus all applicable taxes):

The purpose of these benefits is to assist the Employee and the Employee’s household members to relocate to the Employee’s new work location. In consideration for the Employer’s relocation benefit, the Employee agrees to reimburse Employer a percent of the relocation benefit in the event Employee’s employment is voluntarily terminated by the Employee within two (2) years from the start date. Employee agrees to pay Employer the full amount owed within thirty (30) days of the Employee’s last day of work.

The Employee specifically agrees and acknowledges that employment with the Employer is one of “at will” and this document does not create a contract of employment. The Employee also specifically agrees and acknowledges that receipt of relocation benefits does not extend or guarantee employment in any way or for any specified period of time.

If the Employee’s employment with the Employer terminates in accordance with the above paragraphs any time prior to two (2) years from the start date, the Employee will reimburse the Employer within thirty (30) days of separation as set forth in the schedule below:

Length of Time from Employment Date	Reimbursement %
Up to 6 months	100%
6 months but less than 12 months	75%
12 months but less than 18 months	50%
18 months but less than 24 months	25%
24 months or more	0%

Employee Signature:

Employee Name:	Date Signed: